HELIX
ENERGY SOLUTIONS



First Quarter 2016 Conference Call

April 20, 2016

Navigating the present, focusing on the future.

Forward Looking Statements

This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

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Presentation Outline

- Questions & Answers



CANYON

Schilling ROV on Grand Canyon II

Executive Summary



Executive Summary

($ in millions, except per share data)	Three Months Ended		
	3/31/2016	3/31/2015	12/31/2015
Revenues	**$ 91**	**$ 190**	**$ 158**
Gross profit (loss):			
Operating	**$ (17)**	**$ 35**	**$ 20**
	-19%	*18%*	*13%*
Asset impairments	-	-	(345)
Total	**$ (17)**	**$ 35**	**$ (325)**
Goodwill impairment	**$ -**	**$ -**	**$ (16)**
Non-cash losses on equity investments	**$ -**	**$ -**	**$ (123)**
Net income (loss)	**$ (28)**	**$ 20**	**$ (404)**
Diluted earnings (loss) per share	**$ (0.26)**	**$ 0.19**	**$ (3.83)**
Adjusted EBITDA[1]			
Business Segments	$ 5	$ 53	$ 41
Corporate, eliminations and other	(4)	(2)	(7)
Adjusted EBITDA	**$ 1**	**$ 51**	**$ 34**

[1]See non-GAAP reconciliations on slide 24

Executive Summary

- Q1 2016 EBITDA of $1 million compared to EBITDA of $34 million in Q4 2015
- Q1 2016 loss of $(0.26) per diluted share
- Well Intervention – Q1 2016
  - *Q4000* utilization 100%
  - *Q5000* idle for the quarter; mobilized for vessel acceptance testing mid March for five year contract with BP
  - *Well Enhancer* utilization 13%; *Skandi Constructor* and *Seawell* warm stacked
- Robotics – Q1 2016
  - Robotics chartered vessels utilization 52%; ROVs, trenchers and ROVDrills utilization 39%
- Asset sales - Q1 2016
  - Aberdeen facility sale and lease back for approximately $11 million
  - Ownership interest in Marco Polo Hub for $25 million

Executive Summary

Balance Sheet

- Liquidity[1] of approximately $635 million at 3/31/16
- Cash and cash equivalents totaled $488 million at 3/31/16
  - $19 million of cash used for scheduled principal debt repayments in Q1 2016
  - $23 million of cash used for capital expenditures in Q1 2016
- Net debt[2] of $244 million at 3/31/16 compared to $255 million at 12/31/2015
- See debt instrument profile on slide 14

[1]Liquidity is calculated as the sum of cash and cash equivalents ($488 million) and available capacity under our revolving credit facility ($147million)
[2]Net debt is calculated as total long-term debt less cash and cash equivalents

Operational Highlights



Business Segment Results

($ in millions)

	Three Months Ended								
	3/31/2016			3/31/2015			12/31/2015		
Revenues									
Well Intervention	$	46		$	104		$	89	
Robotics		32			80			62	
Production Facilities		18			18			18	
Intercompany elimination		(5)			(12)			(11)	
Total	$	91		$	190		$	158	
Gross profit (loss) (A)									
Well Intervention (B)		(14)	-30%		18	18%		12	13%
Robotics		(10)	-32%		13	16%		2	4%
Production Facilities (C)		7	40%		5	26%		7	38%
Elimination and other		-			(1)			(1)	
Total	$	(17)	-19%	$	35	18%	$	20	13%

(A) Excludes goodwill impairment and equity earnings of investments in Q4 2015

(B) Before asset impairment of $211.6 million in Q4 2015

(C) Before asset impairment of $133.4 million in Q4 2015

First Quarter 2016

- 23% utilization across the well intervention fleet
- *Q4000* 100% utilization; *Q5000* idle for the quarter, commenced vessel acceptance testing for BP contract March 18th
- *Well Enhancer* 13% utilization, *Seawell* and *Skandi Constructor* warm stacked the entire quarter
- Robotics achieved 52% utilization on chartered vessel fleet; 39% utilization of ROVs, trenchers and ROVDrills



Seawell

Well Intervention

Gulf of Mexico

- *Q4000* was 100% utilized for the 1st quarter of 2016, and only experienced 44 hours of downtime for the quarter
- *Q5000* departed shipyard early March for DP sea trials; on location as of March 18th with BP performing vessel acceptance testing for its five year contract; contract commenced in April
- IRS no.1 is currently stored at warehouse facility in Houston and is being actively marketed for rental
- *Helix 534* continues cold stacking preparations

North Sea

- *Seawell* warm stacked in Avonmouth, Bristol, England
- *Skandi Constructor* warm stacked in Blyth, England
- *Well Enhancer* completed project in January, was idle remainder of the quarter; March intervention project canceled by customer with compensating termination fee paid to Helix



The *Q4000* performing P&A work in the Gulf of Mexico

Robotics

- 52% chartered vessel fleet utilization in Q1; 39% utilization for ROVs, trenchers and ROVDrills
- Negotiated rate reductions on the Grand Canyon fleet of vessels for 2016 with the extension of charters
- *Deep Cygnus* was fully utilized in Q1 for walk-to-work project in Equatorial Guinea that will continue until at least mid May
- *Grand Canyon* completed its transit back to North Sea in early January following trenching project offshore Brazil; the vessel had 23 days of spot market ROV support projects in the quarter
- *Rem Installer* and *Grand Canyon II* performed total of 63 days of ROV support work in GOM; the *Grand Canyon II* will be the primary ROV support vessel for the GOM region for remainder of 2016 as *REM Installer* transited to Norway in March and will be cold stacked until the charter expires in July 2016



T1200 Trencher



Schilling ROV on
Grand Canyon II

Utilization



100%
80%
60%
40%
20%
0%
23%
47%
68%
52%
58%
86%
39%
48%
61%
Q1 2016
Q4 2015
Q1 2015
Well Intervention Vessels
• Q4000
• Skandi Constructor[1]
• Seawell[2]
• Well Enhancer
• Q5000[5]
• Helix 534[6]
ROV and Trencher Support Vessels
• Olympic Canyon[1,3]
• Deep Cygnus[1]
• Grand Canyon[1]
• Grand Canyon II[1,4]
• REM Installer[1]
• Spot vessels[1]
ROVs and Trenchers
• 53 ROVs
• 2 ROVDrill units
• 5 Trenchers

[1]Chartered vessel
[2]Vessel completed life extension capital upgrades and has been warm stacked since early September 2015
[3]Vessel returned to owner in November 2015
[4]Vessel entered fleet in late April 2015
[5]Vessel entered fleet in late October 2015
[6]Vessel stacked since December 2015

Key Financial Metrics


SWL
50mt / 34m.
HELIX
HELIX

Debt Instrument Profile

Total funded debt of $757 million at end of Q1 2016

- $200 million Convertible Senior Notes – 3.25%[1]
- $248 million Term Loan – LIBOR + 2.75%[2]
  - Annual amortization payments of 10%
- $86 million MARAD Debt – 4.93%
  - Semi-annual amortization payments
- $223 million Q5000 Loan – LIBOR + 2.50%[3]
  - Annual amortization payments of 14% over 5 years with a final balloon payment



Debt Instrument Profile at 3/31/2016
Principal Payment Schedule
($ in millions)
$500
$400
$300
$200
$100
$0
$52
$72
$437
$43
$97
$56
2016
2017
2018
2019
2020
2021-2027
Term Loan
Convertible Notes
Q5000 Loan
MARAD

[1] Stated maturity 2032. First put/call date March 2018
[2] We have fixed through October 2016 the LIBOR interest rate on 50% of the Term Loan debt at 0.75% utilizing interest rate swaps
[3] We have fixed through April 2020 the LIBOR interest rate on 75% of the Q5000 Loan debt at 1.51% utilizing interest rate swaps

Debt & Liquidity Profile[1]



($ in millions)
Debt 2
Liquidity 3
$2,000
$1,500
$1,000
$500
$0
$1,200
$900
$600
$300
$0
$1,996
$1,773
$1,338
$1,067
$1,338
$946
$1,138
$592
$1,002
$565
$554
$76
$537
$61
$749
$255
$732
$244
12/31/2008
12/31/2009
12/31/2010
12/31/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
03/31/2016
Gross Debt
Net Debt
Liquidity

Liquidity of approximately $635 million at 3/31/2016

[1]Adjusted for new debt issuance cost presentation requirement, net of unamortized debt issuance cost (deferred financing costs)
[2]Net of unamortized debt discount under our convertible senior notes. Net debt is calculated as total long-term debt less cash and cash equivalents
[3]Liquidity is calculated as the sum of cash and cash equivalents ($488 million) and available capacity under our revolving credit facility ($147 million of the $400 million facility available based on TTM EBITDA)

Financial Highlights


Revenue
($ in millions)
$190
$166
$182
$158
$91
2015 Q1
2015 Q2
2015 Q3
2015 Q4
2016 Q1
Net Debt
($ in millions)
$117
$281
$295
$255
$244
2015 Q1
2015 Q2
2015 Q3
2015 Q4
2016 Q1
Quarterly EBITDA
($ in millions)
$51
$36
$51
$34
$1
2015 Q1
2015 Q2
2015 Q3
2015 Q4
2016 Q1
Cash
($ in millions)
$415
$500
$469
$494
$488
2015 Q1
2015 Q2
2015 Q3
2015 Q4
2016 Q1

2016 Outlook



2016 Outlook: Forecast

($ in millions)	2016 Outlook	2015 Actual
Revenues	$ 550	$ 696
EBITDA	110-130	173
CAPEX	230	353
Revenue Split:		
Well Intervention	$ 330	$ 373
Robotics	175	301
Production Facilities	75	76
Elimination	(30)	(54)
Total	**$ 550**	**$ 696**

Note: Industry conditions remain very challenging. We expect these industry conditions to persist throughout 2016 as oil prices have not recovered sufficiently to stimulate an increase in customer spending levels. Furthermore, our Robotics business is anticipated to see a sharp drop off in activity in 2016 as subsea construction related activities will be affected more broadly from the lack of overall E&P spending that has already taken place. There is no assurance that the above will be achieved as there is still a significant amount of uncontracted work assumed in this forecast.

2016 Outlook: Well Intervention

- Total backlog as of March 31, 2016 was approximately $1.7 billion
- The *Q4000* is expected to have high utilization for all of 2016
- Additional contracted work has been added in Q1 2016 to the *Q4000* 2016 schedule
- The *Q5000* is under contract with BP for the duration of 2016
- IRS no.1 is being actively marketed for the rental market with some opportunities in 2016
- The *Seawell* is currently warm stacked in UK; reactivation likely in May/June
- The *Skandi Constructor* is currently stacked in Norway with poor visibility
- The *Well Enhancer* was mobilized on a project April 1st and is expected to have good utilization in Q2 and Q3, including a coiled tubing intervention campaign during the summer

2016 Outlook: Robotics

- We currently have ~100 days of firm contracted work for our chartered vessels for Q2 2016 but we continue to aggressively pursue additional ROV and IRM opportunities for all of our vessels
- *Deep Cygnus* to be fully utilized until at least mid-May on walk-to-work project
- *Grand Canyon* has 22 days of contracted work for Q2 2016, including a short trenching project as well as a well abandonment project
- *Grand Canyon II (*now the GOM's primary ROV support vessel) has 27 days of firm ROV support work scheduled for Q2
- *REM Installer* to be cold stacked until charter expires in July 2016
- *Grand Canyon III* is scheduled to be delivered to us on May 1, 2016. We extended the activation date to May 2017 at a significant cost savings or alternatively we may activate the vessel at a discount to the working rate

2016 Outlook: Capex

2016 capex is currently forecasted at approximately $230 million, consisting of the following:

- $212 million in growth capital; primarily for newbuilds currently underway, including:
  - $95 million for *Q7000*
  - $95 million for *Siem Helix 1* and *2* monohull vessels
  - $22 million for intervention riser systems and other
- $18 million in vessel maintenance and spares

2016 Outlook

Balance Sheet

- Our gross funded debt levels are scheduled to decrease from year end 2015 by $71 million in 2016 ($776 million at 12/31/15 to $705 million at 12/31/16) as a result of scheduled principal payments. The senior portion of our debt at year end 2016 is scheduled to be $508 million.
- Our net debt level is expected to range between $350 million and $390 million at year end 2016, up from $255 million at year end 2015. The range takes into consideration many assumptions, including earnings levels, working capital changes, the sale of assets that have already transpired, expected tax refunds, etc.

Non-GAAP Reconciliations



Non-GAAP Reconciliations

($ in millions)	Three Months Ended		
	3/31/2016	3/31/2015	12/31/2015
Net income (loss)	$ (28)	$ 20	$ (404)
Adjustments:			
Income tax provision (benefit)	(9)	-	(102)
Net interest expense	11	4	9
Other (income) expense	(2)	1	18
Depreciation and amortization	31	26	34
Asset impairments	-	-	345
Goodwill impairment	-	-	16
Non-cash losses on equity investments	-	-	123
EBITDA	$ 3	$ 51	$ 39
Adjustments:			
Cash settlements of ineffective foreign currency derivative contracts	(2)	-	(5)
Adjusted EBITDA	$ 1	$ 51	$ 34

We define EBITDA as earnings before income taxes, interest expense, other income or expense, and depreciation and amortization expense. We separately disclose our non-cash asset impairment charges, which, if not material, would be reflected as a component of our depreciation and amortization expense. Because these impairment charges are material to our 2015 results of operations, we have reported them as a separate line item. Non-cash goodwill impairment and non-cash losses on equity investments are also added back if applicable. To arrive at our measure of Adjusted EBITDA, we exclude the gain or loss on disposition of assets. In addition, we include realized losses from the cash settlements of our ineffective foreign currency derivative contracts, which is excluded from EBITDA as a component of net other income and expense. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company's operating performance without regard to items that can vary substantially from company to company, and help investors meaningfully compare our results from period to period. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

HELIX
ENERGY SOLUTIONS



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